UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): February 14, 2006

Applied Micro Circuits Corporation

(Exact name of registrant as specified in its charter)

DELAWARE	000-23193	94-2586591
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

215 Moffett Park Drive, Sunnyvale, California 94089

(Address of principal executive offices)

(858) 450-9333

(Registrant’s telephone number, including area code)

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.	Entry Into a Material Definitive Agreement.

On February 15, 2006, our Board of Directors approved the following additional fees payable to our directors. Directors serving on our Enterprise Risk Management Committee who are not our employees will receive a fee of $500 for each meeting of the committee attended. The chairman of the Compensation Committee of our Board of Directors will be paid a fee of $1,000 for each meeting with our compensation consultant.

Item 7.01.	Regulation FD Disclosure.

The Financial Accounting Standards Board recently published Statement of Financial Accounting Standards No. 123 (Revised 2004), “Share-Based Payment” (“SFAS 123R”). SFAS 123R, which is effective in the first quarter of our fiscal year 2007 beginning on April 1, 2006, will require that compensation cost related to share-based payment transactions, including stock options, be recognized in the financial statements. Currently, we account for share-based payment transactions under the provisions of Accounting Principles Board Opinion No. 25, “Accounting for Stock Issued to Employees” (“APB 25”), which does not necessarily require the recognition of compensation cost in the statement of operations of the financial statements.

On February 14, 2006, in response to SFAS 123R, our Compensation Committee approved the acceleration of the vesting of all of the out-of-the-money, unvested stock options, except for options held by executive officers and non-employee directors. An option was considered out-of-the-money if the stated option exercise price was greater than $3.50 per share.

As a result of the Compensation Committee’s decision to accelerate the vesting of all of the out-of-the-money, unvested stock options, except for options held by executive officers and non-employee directors, effective as of February 15, 2006, options to purchase approximately 5.8 million shares of our common stock became immediately exercisable. The weighted average exercise price per share of all of the options accelerated was $4.80.

The decision to accelerate vesting of these options was made primarily to avoid recognizing compensation cost in our consolidated statement of operations in the financial statements after the effectiveness of SFAS 123R. In addition, because these options have exercise prices in excess of current market values and are not fully achieving their original objectives of incentive compensation and employee retention, the acceleration may have a positive effect on employee morale and retention.

The future compensation expense that will be avoided, based on our implementation date for SFAS 123R on April 1, 2006, is approximately $8.6 million, $5.4 million, $1.3 million, and $100,000 in the fiscal years 2007, 2008, 2009, and 2010, respectively.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

APPLIED MICRO CIRCUITS CORPORATION

Date: February 21, 2006	By:	/s/ Cynthia J. Moreland
Cynthia J. Moreland
Vice President and General Counsel

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